UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported) April 24, 2017

MEDITE CANCER DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143570	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

4203 SW 34th St.
Orlando, FL	32811
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2017, the Board of Directors (the “Board”) of MEDITE Cancer Diagnostics, Inc. (the “Company”) held a meeting whereby it unanimously voted to appoint Susan Weisman to the position of Chief Financial Officer of the Company to serve until such time as his removal or resignation. Pursuant to Ms. Weisman’s Executive Employment Agreement with the Company, the Commencement Date of her appointment shall be April 26, 2017. She shall receive an annual base salary of $120,000. She shall also be granted 200,000 restricted shares of the Company’s common stock (the “Shares”). The Shares will vest in three (3) equal installments on each of the first three annual anniversary dates of Ms. Weisman’s appointment, so long as she remains employed by the Company through each such vesting date. Ms. Weisman shall also be entitled to annual performance bonuses, benefits and vacation in accordance with the Company’s current policy.

Susan Weisman. Age 56, Chief Financial Officer

Susan Weisman is a Finance Executive with over 30 years of progressive experience in consulting, executive positions with both public and private companies and various industries, including financial services, technology, real estate, medical services and manufacturing. She has an extensive history of increasing responsibility, achievement of growth in all positions across product/service/technology. From August 2008 until the present, Ms. Weisman operated Finance and Strategic Consultants, LLC, where she provided advisory services to the Company as well as a healthcare service provider and a healthcare technology, various other technology companies, financial services companies as well as real estate and various other industries. From September 20008 to October 2010 Ms. Weisman worked for AFC, LLC., an investment company of Mitsui & Co (USA) as Chief Financial Officer, Acting Chief Executive Officer and Chief Liquidation Officer a sub-prime auto finance company reporting to Mitsui & Co (USA). From September 2007 to August 2008, Ms. Weisman was the Chief Financial Officer and Chief Operating Officer for CU Business Capital, LLC. From 2004 to 2007, a credit union service organization. Ms. Weisman was Chief Financial Officer and Director of Coach Industries Group, a company required to file reports with the Securities and Exchange Commission, a financial services company offering lease finance, insurance, independent contractor settlement to commercial fleet operators, as well as the manufacturer of modified commercial vehicles. From 1990 to 2000, Ms. Weisman was Controller and acting CFO of a $4.2 Billion savings bank holding company, BankAtlantic Bancorp, a company required to file reports with the Securities and Exchange Commission which included BankAtlantic, a federal savings bank, BankAtlantic Development Corporation, a real estate development company, Ryan, Beck & Co. an investment banking company and various internet start-up investments. From 1986 to 1990 Ms. Weisman worked for KPMG, LLC, a global accounting firm. Ms. Weisman obtained a B.S. Degree in Economics from City University of New York - Brooklyn College. Ms. Weisman is a certified public accountant – New York (inactive status). Except as set forth above, Ms. Weisman has not served as an officer and director of a company required to file reports with the Securities and Exchange Commission.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: April 27, 2017	By:	/s/ David Patterson
David Patterson
Chief Executive Officer